UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TC GLOBAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Company’s Annual Meeting of
Shareholders on March 26, 2010

The TC Global, Inc. Notice and Proxy Statement for the 2010 Meeting of Shareholders,
this Proxy Statement Supplement,
and the 2009 Annual Report to Shareholders are available online at http://bnymellon.mobular.net/bnymellon/tuly.

TC GLOBAL, INC.

3100 Airport Way South
Seattle, Washington 98134

PROXY STATEMENT SUPPLEMENT
FOR ANNUAL MEETING
OF SHAREHOLDERS

To Be Held March 26, 2010
8:00 a.m.

Why did you send me this proxy statement supplemental?

Before we mailed the definitive proxy statement (“Proxy Statement”) to our shareholders, our Board of Directors adopted a policy that relates to voting for director nominees that could have implications for the composition of our Board of Directors after the Annual Meeting of Shareholders (the “2010 Meeting”). This supplement provides important information to you about the policy.

Our company historically elected directors under a “plurality” voting standard. Under the plurality standard, the nominees with the greatest number of votes were elected as directors. Effective for the 2010 Meeting, the Board of Directors has adopted a “majority” voting policy. Under this policy, nominees for election must receive a greater number of votes “for” election than votes “against” election in order to serve as directors after the shareholders’ meeting.

Does this change the 2010 Meeting date, time, place and proposals?

The date, time, and place of the 2010 Meeting, the proposals being submitted for consideration by our shareholders, and the voting recommendations of the Board of Directors have not been amended or changed.

We mailed the Proxy Statement, this Proxy Statement supplement, the accompanying proxy card, and our Annual Report for the fiscal year ended March 29, 2009 on or about March 5, 2010, to all shareholders entitled to vote their shares at the 2010 Meeting. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

What is the “Director Resignation Policy”?

The Director Resignation Policy provides that prior to the mailing of our definitive proxy statement for any meeting of shareholders at which directors are to be elected, each nominee for director shall deliver an executed resignation letter to our corporate secretary, which resignation (each, a “Conditional Resignation”) will be irrevocable and will become effective only if the nominee receives a greater number of votes “against” his or her election than votes “for” his or her election at such meeting (a “Majority Negative Vote”). The effective time, if any, of the Conditional Resignation will be as of the certification of the shareholder vote by the Inspector of Elections.

In the event that a director whose Conditional Resignation becomes effective challenges the enforceability or effectiveness of such resignation, then the board of directors will promptly call a special meeting of shareholders for the sole purpose of considering a proposal to remove such director in accordance with Washington law.

If all nominees receive a Majority Negative Vote, then the Conditional Resignation of the nominee who has received the greatest number of votes “for” his or her election will be void and will not become effective, and the Conditional Resignations of all other nominees will become effective.

The complete text of the Director Resignation Policy is posted under the “Company/Investor Relations” tab on our website at http://www.tullyscoffeeshops.com/.

Why did the Board of Directors adopt the Director Resignation Policy?

Under the “plurality voting standard” applicable to election of directors under our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Washington law, the nominees for director who receive the most votes will be elected, up to the number of directors to be elected. This means, for example, that because the number of nominees proposed for election at the 2010 Meeting (seven) is equivalent to the number of directors (seven) to be elected at the 2010 Meeting, a nominee could receive a majority of votes “against” his or her election but still be elected to the Board of Directors.

Although the plurality voting standard is the default voting standard under Washington law and has applied to all previous elections of our directors, our Board of Directors has considered corporate governance trends and the adoption of alternative director election policies by an increasing number of public companies. After deliberation, the Board concluded that plurality voting did not adequately permit shareholders to express disapproval with the Board, its members or the Board’s decisions with respect to the business and affairs of the Company. The Board believes that implementing a majority voting standard through the Director Resignation Policy will empower shareholders and increase director accountability to our shareholders.

What items will be voted on at the 2010 Meeting?

There are five known items that will come before the shareholders at the 2010 Meeting:

•	the election of seven directors to the Board of Directors, each to serve until the next annual meeting of the shareholders, subject to the Director Resignation Policy;

•	the approval and adoption of a new stock option plan;

•	the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 28, 2010;

•	the approval of any proposal to adjourn the 2010 Meeting to a later to solicit additional proxies, if there are insufficient votes for approval of one or more of the foregoing proposals at the time of the 2010 Meeting; and

•	a shareholder proposal to amend our Articles of Incorporation, to impose term limits and compensation limits on the members of our Board of Directors.

It is possible that other business may come before the 2010 Meeting, although we currently are not aware of any such matters.

What are the voting recommendations of our Board of Directors?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the named nominees to the Board;

•	“FOR” the approval of our 2010 Stock Option Plan;

•	“FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 28, 2010;

•	“FOR” any proposal to adjourn the meeting to a later date to solicit additional proxies, if there are insufficient votes for approval of one or more of the foregoing proposals at the time of the 2010 Meeting; and

•	“AGAINST” the shareholder proposal to amend the Articles of Incorporation to impose term limits and compensation limits on the members of the Tully’s Board of Directors.

Granting the proxy authorizes the proxy holders to vote in their discretion as they deem advisable on all other matters that may properly come before 2010 Meeting.

What vote is required to elect the directors?

As discussed above, in order to provide our shareholders majority voting in choosing our directors, our Board of Directors has adopted the Director Resignation Policy. Pursuant to the Director Resignation Policy, each nominee has tendered a Conditional Resignation to our corporate secretary, which Conditional Resignation will become effective if the nominee receives a Majority Negative Vote. Consequently, even if a nominee is elected as a director based on the plurality vote, his or her resignation as a director will automatically and irrevocably become effective if the director received a greater number of votes “against” than votes “for” his or her election.

Holders of our common stock and preferred stock will vote together, as a single voting group, in electing our directors.

How will abstentions be treated with respect to the election of directors?

For the purpose of determining whether the shareholders have elected a nominee to the Board of Directors or approved a proposal, abstentions are not treated as votes cast affirmatively or negatively. Therefore, abstentions will have no effect on the outcome of Proposal 1 (because only a plurality of votes cast is required to elect directors) or the applicability of the Director Resignation Policy, which requires that a nominee receive a greater number of votes “for” his or her election than votes “against” his or her election in order to avoid effectiveness of his or her Conditional Resignation.

What happens if a nominee is elected but receives more votes “against” his or her election than votes “for” his or her election?

Each nominee has executed a Conditional Resignation and tendered it to our corporate secretary. If a nominee receives a Majority Negative Vote, then the Conditional Resignation will automatically and irrevocably become effective, the director will not serve his or her term as a director of the Company, and a vacancy will be created on the Board of Directors. In such event, the Board of Directors may choose to (i) eliminate the vacancy by reducing the size of the Board of Directors or (ii) operate with a Board vacancy until a qualified candidate is appointed by the Board to fill the vacancy or until election of a nominee at the next annual meeting of shareholders.

What do shareholders need to do now?

After carefully reading and considering the information included in the proxy statement and this supplement, you should vote by Internet or by telephone or complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting.

Who should I contact with questions?

If you have any additional questions about the proxy statement or this supplement, or if you need additional copies of the proxy statement, this supplement or any public filings referred to in the proxy statement, you should contact the Company’s Investor Relations Department at TC Global, Inc., 3100 Airport Way South, Seattle, WA 98134 or (206) 233-2070. Our public filings also may be accessed at the SEC’s web site at www.sec.gov.

PROPOSAL ONE
ELECTION OF DIRECTORS

The authorized number of directors of Tully’s is currently set at seven. The Governance and Nominating Committee has nominated and the Board of Directors has approved the seven nominees identified in the Proxy Statement for election as directors at the Annual Meeting. Each nominee currently serves as a director of Tully’s and, if re-elected, except as described below under “Application of Director Resignation Policy,” will serve until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Plurality Voting Standard

Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote for the election of directors. Holders of our Series A Preferred Stock may exercise cumulative voting rights with respect to the election of directors by following the instructions on the proxy card. Cumulative voting means that each holder of our Series A Preferred Stock will be entitled to the number of votes equal to (i) the number of shares of Series A Preferred Stock owned of record by such holder times (ii) the number of directors to be elected at the 2010 Meeting (seven) times (iii) 1.12, or 7.84 votes for each Series A Preferred Stock share held. Each holder of our Series A Preferred Stock may give one nominee all the votes such shareholder is entitled to cast, or may distribute such votes among as many nominees as such shareholder chooses. Unless the proxy holders are otherwise instructed, holders of our Series A Preferred Stock, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares may be voted for the election of a substitute nominee designated by the Board of Directors. Subject to the Director Resignation Policy, each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Effect and Application of Director Resignation Policy

Pursuant to our Director Resignation Policy, each nominee has delivered an executed Conditional Resignation to our corporate secretary, which resignation will become effective only if the nominee receives a greater number of votes “against” than votes “for” his or her election at the 2010 meeting. Consequently, even if a nominee is elected as a director based on the plurality vote, his or her resignation as a director will automatically and irrevocably become effective if the director received a greater number of votes “against” than votes “for” his or her election. The effective time, if any, of a Conditional Resignation will be as of the certification of the vote by the Inspector of Elections.

If all nominees receive more votes “against” than “for” their election, then the Conditional Resignation of the nominee who has received the greatest number of votes “for” his or her election will be void and will not become effective, and the Conditional Resignations of all other nominees will become effective.

In the event that a director whose Conditional Resignation becomes effective challenges the enforceability or effectiveness of such resignation, then the board of directors will promptly call a special meeting of shareholders for the sole purpose of considering a proposal to remove such director in accordance with Washington law.

For further information about the election of directors, please refer to “Proposal One” beginning on page 7 of the Proxy Statement.